Exhibit 4.21

ADDENDUM NO. 2
TO A CHARTER ANCILLARY AGREEMENT DATED 20” JUNE, 2005

This addendum no. 2 (the “Addendum No. 2”) to the charter ancillary agreement between the parties hereto dated 20 June 2005 as amended by the addendum no. 1 thereto dated 21 August 2007 is entered into on this 25th day of March 2010 by and between:

(1)	SHIP FINANCE INTERNATIONAL LIMITED (the “Company”);

(2)	THE VESSEL OWNING SUBSIDIARIES LISTED IN SCHEDULE A HERETO (the “Owners”);

(3)	FRONTLINE LTD. (“Frontline”); and

(4)	FRONTLINE SHIPPING II LIMITED (the “Charterer”); (each a “Party” and together the “Parties”.)

WHEREAS:

(A)
The Parties are parties to a charter ancillary agreement dated 20th June, 2005 as amended by an addendum no. 1 thereto dated 21 August 2007 (together, the “Agreement”), setting forth, inter alia, the terms of certain arrangements supporting and securing the Charterer’s ability to pay charter hire under separate charterparties between the Charterer and each of the Owners.

(B)	Under the terms of the Agreement, the Charterer has established a Charter Service Reserve.

(C)
The Parties have subsequently agreed to make certain changes to the Agreement and the Performance Guarantee notably by reducing the Minimum Reserve (and thus allowing the Charterer to return funds to Frontline), expanding Frontline’s obligations under the Performance Guarantee to include a guarantee for the Charterer’s obligations to pay Charter Hire and reducing Frontline’s obligations under the Performance Guarantee by removing Frontline Management’s obligations under the Management Agreements and the Administrative Service Agreement from the guaranteed obligations.

(D)	This Addendum No. 2 is entered into in order to document the changes to the Agreement.

1.            DEFINITIONS

Terms and expressions defined in the Agreement shall have the same meaning in this Addendum No. 2, unless otherwise explicitly stated herein.

2.            AMENDMENTS

The Parties agree that the definitions of “Minimum Reserve” and “Performance Guarantee” in the Agreement shall be deleted and replaced with the following:

“Minimum Reserve” means US$10,000,000 (provided, however, that the Minimum Reserve shall be reduced by an amount equal to US$2,000,000 upon the termination of any Charter after 25 March 2010 other than by reason of default by the Charterer under the Agreement or the Charters).

“Performance Guarantee” means the performance guarantee issued by Frontline in favor of the Company and the Owners on 16th June 2005 as subsequently amended by an addendum no. 1 thereto dated 25 March, 2010.

The Parties furthermore agree that paragraph (d) of the definition of “Event of Default” in the Agreement shall be deleted and replaced with the following:

“(d) the failure of the Charterer at any time to hold Cash or Cash Equivalents at least equal to the applicable Minimum Reserve.”

The Parties furthermore agree to delete the words “(other than the payment of charter hire)” and “and the obligations of Frontline Management under the Management Agreements and the Administrative Services Agreement” under the sixth Recital to the Agreement, so that this provision shall read:

“WHEREAS, pursuant to the Performance Guarantee, Frontline has agreed to guarantee the performance of the obligations of the Charterer under the Charters and this Agreement;”,

3.    MISCELLEANEOUS

The Parties hereto agree that the provisions of the Agreement as amended by this Addendum No. 2 shall be identical to those in existence prior to the execution of this Addendum No. 2 save insofar as the same have been amended hereby, and that all references in the Agreement to the term “this Agreement” shall be deemed to be references to the Agreement as confirmed and amended hereby and references to “the Agreement”, “hereof”, “hereunder”, “herein” and kindred expressions shall be construed accordingly.

The Parties agree that this Addendum No. 2 shall be governed by the laws of England and Wales and that any disputes arising hereunder shall be subject to the same dispute resolution mechanism as provided for under Section 7.3 of the Agreement.

This Addendum No. 2 shall become effective on the date of the Parties’ signature hereof.
IN WITNESS WHEREOF the duly authorized representatives of the Parties hereto have caused this Addendum No. 2 to be executed on the day and year first above written.

For and on behalf of	For and on behalf of
SHIP FINANCE INTERNATIONAL LIMITED	FRONTLINE LTD.

/s/ Harald Gurvin	/s/ Margnus Vaaler
Signature	Signature
HARALD GURVIN ATTORNEY-IN-FACT	Magnus Vaaler Attorney-in-fact
Name with block letters	Name with block letters

For and on behalf of	for and on behalf of
ULTIMATE SHIPPING LIMITED MILLCROFT MARITIME SA GOLDEN NARROW CORPORATION HUDSON BAY MARINE COMPANY LIMITED NEWBOND SHIPPING COMPANY LIMITED	FRONTLINE SHIPPING II LIMITED
/s/ Harald Gurvin	/s/ Margnus Vaaler
Signature	Signature
HARALD GURVIN ATTORNEY-IN-FACT	Magnus Vaaler Attorney-in-fact
Name with block letters	Name with block letters

Schedule A
ULTIMATE SHIPPING LIMITED
MILLCROFT MARITIME SA
GOLDEN NARROW CORPORATION
HUDSON BAY MARINE COMPANY LIMITED
NEWBOND SHIPPING COMPANY LIMITED